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                                                                   EXHIBIT 10.11

          This lease made and entered into this 23rd day of October, 1997 by and between NEW BOSTON MILL ROAD LIMITED PARTNERSHIP, a Delaware Limited Partnership, having a business address at One Longfellow Place, Suite 3612, Boston, Massachusetts 02114 (hereinafter called "Landlord") and MMC NETWORKS, INC. (hereinafter called "Tenant").

    SECTION I. PREMISES. Landlord leases to Tenant, and Tenant hereby hires and
    ---------- --------
takes from Landlord the following described premises subject to the mortgages as hereinafter provided.

    The "premises" are that portion of a building in the Town of Chelmsford, Commonwealth of Massachusetts, having a mailing address of 25 Industrial Avenue, Chelmsford, Massachusetts 01824 (hereinafter called the "Building"), substantially as shown cross-hatched or outlined on the Lease Plan, Exhibit A, hereto attached and made a part hereof, consisting of approximately 4,000 square feet of net rentable area on the first floor of the Building as shown on Exhibit
A. The Building and the parcel of land on which it is located are hereinafter referred to as the "Property".

    Landlord reserves and excepts all rights of ownership and use in all respects outside the premises, including, without limitation, the Building and all other structures and improvements and plazas, parking areas, and common areas on the Property, except that at all times during the term of this Lease, Tenant shall have a reasonable means of access from the street to the premises. Without limitation of the foregoing reservation of rights by Landlord, it is understood that with regard to the Building, Landlord in its sole discretion shall have the right to change, relocate and eliminate facilities therein, to permit the use of or lease all or part thereof or exhibition and displays to sell, lease or dedicate all or part thereof to public use; and further that Landlord shall have the right to make changes in, additions to and eliminations from the Building, and other structures and improvements on the Property, provided the same shall not materially and adversely interfere with Tenant's access to and/or use of the premises for the purposes permitted hereunder.

    SECTION II. USE. Tenant shall have the right to use, in common with others
    ----------- ---
so entitled, all common areas associated with the Building and located in the Building or on the Property including all hallways, loading dock, access ways, walkways, nonexclusive parking areas, courtyards and landscaped areas. Tenant shall at all times during the term of this lease have a means of access to the premises 24 hours a days 365 days a year. Tenant shall use the premises for research and development and related offices, or for general offices, provided that Tenant shall not use, permit nor suffer anything to be done or anything to be brought into or kept in the premises or on the Property which in Landlord's sole judgment occasions discomfort or annoyance to any other tenants or occupants of the Building and parking area or which may tend to impair the reputation or appearance of the Building or the Property or tend to interfere with the
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proper and economic operation of the Building, parking area or the Property by
Landlord, or which shall violate the Certificate of Occupancy for the Building or any law or regulation of any governmental body.

    SECTION III.  TERM.  The term of this Lease shall be five (5) years,
    ------------  ----
commencing upon the "substantial completion" of Landlord's Work, as that term is hereinafter defined, (the "Commencement Date"), and terminating sixty (60) months thereafter, plus the remaining portion of any unexpired calendar month at the end of the term hereof.

    SECTION IV. RENT. Tenant shall pay rent at the annual rate of Nine ($9.00)
    ----------- ----
Dollars per square foot for the net rentable space of the premises, as set forth in Section I of this Lease. So long as the rentable area of the premises shall be 4,000 square feet, the annual and monthly rent due and payable hereunder shall be as follows:

       Annual Rental Rate    Monthly Rental Rate
       ------------------    -------------------
             $36,000                $3,000

    The rent shall be paid in equal installments of one-twelfth (1/12) of the annual rent each in advance of the first day of each calendar month.

    Tenant shall pay a proportionate part of such monthly installment for any fraction of a calendar month at the beginning or end of the lease term.

    In the event that the rent is not paid within ten (10) days of the date when due, Landlord shall assess and Tenant shall pay a late charge in an amount equal to interest at the rate of one and one-half (1 1/2%) percent per month on the unpaid balance from the date said rent became due.

    Tenant shall pay the rent without demand or notice and without deduction, abatement, counterclaim, or set-off, to the Landlord in care of New Boston Management Services, Inc., Agent for New Boston Mill Road Limited Partnership, One Longfellow Place, Suite 3612, Boston, Massachusetts 02114-2434, or at such other place as designated from time to time by Landlord.

    SECTION V. CONSTRUCTION AND PREPARATION OF THE PREMISES.
    ---------- --------------------------------------------
    (a) Landlord's Work. Landlord shall do the work shown as the work to be
        ---------------
performed by Landlord on, and in accordance with, final plans and specifications prepared by Tenant's Architect (hereinafter referred to as the "Build-Out Drawings"), which Build-Out Drawings are attached hereto and made a part hereof. The work shown thereon as the work to be performed by Landlord shall be done in a good and workmanlike manner in accordance with all laws, rules, regulations and ordinances applicable thereto (hereinafter referred to as "Landlord's Work"), and shall be done by Landlord's choice of contractors (hereinafter referred to as "General Contractor"). Landlord's, approval of the Build-Out Drawings shall not impose any responsibility or liability on Landlord as to the compliance of said Build-Out Drawings to

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applicable law, or as to the completeness or adequacy of said Build-Out Drawings to meet Tenant's requirements. The Build-Out Drawings shall be initialed by an authorized officer of Tenant indicating the same are approved and are final, stamped by a registered architect, and shall be of a form and completeness so as to permit the issuance of a Town of Chelmsford Building Permit therefor. Tenant shall have no authority to make any changes to the Build-Out Plans after approval of the same by Landlord, whether by change order or otherwise, absent Landlord's prior written consent. Such approval, if given, shall be conditioned upon Tenant agreeing to pay all the increased costs, if any, associated with making the subject change, and agreeing that Tenant's obligation to pay rent shall commence as if such change had not been agreed to by Landlord, and substantial completion had not been delayed by the number of days required to perform the work reflected in the change order. Landlord's Work shall be done at Landlord's expense except as otherwise provided herein. To the extent practical, Landlord shall give advance notice to the Tenant of the approximate date upon which Landlord's Work shall be substantially completed, which Landlord anticipates shall occur thirty (30) days subsequent to commencement of Landlord's Work. "Substantial completion" or "substantially completed" shall mean that Landlord's Work has been completed, except for minor details of mechanical adjustment, decoration and finish which do not materially interfere with Tenant's ability to use and occupy the premises for the purposes permitted hereunder. The taking of possession of the premises by Tenant shall be conclusive evidence of the acceptance of the premises by Tenant and that the premises are in good and satisfactory condition, in accordance with Landlord's obligations hereunder.

    Prior to the commencement of Landlord's Work, Landlord shall provide Tenant with the General Contractor's estimate of the cost of performing Landlord's Work. Landlord shall provide an allowance of Ten ($10.00) Dollars per square foot of the premises towards the actual costs of performing Landlord's Work (hereinafter referred to as the "TI Contribution"); the costs of performing Landlord's Work in excess of said Ten ($10.00) Dollars per square foot of the premises shall be borne by Tenant (hereinafter referred to as the "Excess TI"). Landlord shall deduct from the TI Contribution the cost of installing ductwork to three (3) new rooftop HVAC units servicing the premises to be installed by Landlord; provided however, the cost of the HVAC units themselves shall be borne by Landlord. Tenant shall reimburse the Excess TI to Landlord in two installments, fifty percent (50%) of which shall be paid prior to commencement of Landlord's Work (and three days after written demand therefor) and shall be based upon said General Contractor's estimate, and fifty percent (50%) of which shall be paid upon substantial completion of Landlord's Work and shall reflect a reconciliation of the actual Excess TI amount. In that Landlord will not commence Landlord's Work until such time as it receives payment from Tenant for the first Excess TI Installment, for each day which elapses after the date on

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which such payment Tenant shall pay to Landlord a penalty equal to one days'
worth of rent. Space planning and architectural fees shall be separately contracted for and paid by Tenant; Landlord shall provide no additional allowance therefor.

    (b)   Tenant's Work. Tenant shall do the work shown on Build-Out Drawings,
          -------------
as the work on the part of the Tenant, in a good and workmanlike manner in accordance with "plans and specifications" (as hereinafter defined) which have Landlord's written approval prior to the commencement of Tenant's work, which approval shall not be unreasonably withheld or delayed. Tenant shall furnish and install any and all necessary trade fixtures, equipment and other items necessary for the proper conduct of Tenant's business. "Plans and Specifications", as used in this Section V(b) and in Section XIV shall mean documents and drawings sufficient for contract bidding and work completion. All of the foregoing work and all work Tenant may undertake pursuant to Section XIV of this Lease shall be done in accordance with all laws, rules, regulations and ordinances applicable thereto, including, if necessary, compliance with the Americans With Disabilities Act, and the acquisition by Tenant of a Town of Chelmsford Building Permit. In no event shall Landlord be required to provide or install any trade fixtures or equipment.

    Tenant agrees to employ for any work it may do pursuant to Sections V(b) and XIV of this Lease one or more responsible contractors whose labor will work in harmony with other labor working in and on the Building and Property and with suppliers of materials for use in construction in and on the Building and Property, and especially Tenant agrees that he will not do or permit to be done anything which would cause any labor difficulty in connection with any construction in and the Building and Property.

    Tenant shall require all such contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements and to carry Comprehensive Public Liability Insurance and Automobile Liability Insurance covering such contractors in or about the premises in amounts not less that Five Hundred Thousand ($500,000) Dollars combined single limits for property damage, for injury or death of more than one person in a single accident and to submit certificates of insurance evidencing such coverage to Landlord prior to commencement of such work. Tenant agrees to indemnify and hold harmless Landlord from all claims, actions, demands and causes of actions occasioned by Tenant's contractors being on or about the premises, the Building or the Property, and from Tenant's contractors performing work in the premises.

    All contractors, subcontractors, mechanics, laborers, materialmen, and others who perform any work, labor or services, or furnish any materials, or otherwise participate in the labor or services, or furnish any materials, or otherwise participate in the improvement of the premises shall be and are hereby given notice that Tenant is not authorized to subject Landlord's

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interest in the premises to any claim for mechanics', laborers' and materialmen's liens, and all persons dealing directly or indirectly with Tenant may not look to the premises as security for payment. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations.

    SECTION VI. BUILDING AND EQUIPMENT.
    ----------- ----------------------
    A.   Landlord's Obligations. Landlord shall keep in serviceable condition
          ---------------------
and repair the structure and exterior of the Building, including the foundation, roof, exterior walls, structural floor slabs and columns, the water and sewer connection to a single point in the premises, the electrical service to a single distribution point serving the premises, and the gas service to a single distribution point serving the premises (except for such equipment and service lines installed by Tenant and except otherwise provided in this Lease), and the exterior parking area serving the Building. The Landlord shall comply with applicable governmental rules, regulations, laws and ordinances affecting the Building, unless the violation is caused by Tenant or Tenant's use of the premises. The Landlord shall keep the sidewalks, stairways, and all other means of ingress and egress for the premises and all public portions of the Building in serviceable repair and in a reasonably clean and safe condition. Landlord shall provide snow and ice removal in the parking areas and in the common walkways and access ways. Landlord reserves the right to interrupt, curtail, stop and suspend the furnishing of any services and operation of the plumbing and electrical, heating and air conditioning systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, which may become necessary or when it cannot secure supplies or labor or by reason of any other cause beyond its control, without liability or any abatement of rent being due thereby.

    B.   Tenant's Obligations. Tenant will maintain the premises including all
         --------------------
mechanical and electrical and plumbing systems within the premises; also included all portions of the heating, ventilating and air conditioning systems servicing the premises (wherever located) (together, the "HVAC System"); all partitions, walls (other than the structure of load bearing walls), doors, loading docks and windows of the premises; and all other portions thereof in the condition each of the same were in at the time of the delivery thereof to Tenant, but in all events in good and tenantable working order, condition and repair and will repair and replace the same when necessary so as to comply with the foregoing, except only for reasonable wear and tear and damage caused by casualty for which and to the extent Landlord is required to purchase casualty insurance as provided in this Lease. Tenant shall be entitled to the protections and benefits of any manufacturer's warranties in connection with the three (3) new rooftop HVAC units to be installed by Landlord. Tenant agrees that it shall enter into a preventative maintenance contract for the maintenance of the HVAC System required of it hereunder, which shall be performed by

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a professional maintenance company reasonably satisfactory to Landlord.
Notwithstanding the foregoing, in the event any major part of the HVAC System which has been properly maintained by Tenant as hereinabove called for no longer can be maintained by Tenant, but based on industry standards must be replaced, then Tenant shall properly replace the same and to the extent, reasonably determined, the useful life of such replaced part exceeds the remaining term of this Lease (including option periods, if any), then upon completion of such replacement and the payment of the cost thereof to the supplier by Tenant, Landlord will reimburse to Tenant so much of the actual and reasonable costs thereof as is proportionately attributable to that portion of the useful life of such part as extends beyond the then remaining term (including option periods, if any) of this Lease. Tenant shall maintain the hot water heaters serving the premises, as though such hot water heater were part of the HVAC System. Tenant shall be responsible for the safe, sanitary and lawful disposal of its trash and garbage, and shall obtain and maintain its own trash dumpster therefor.

    SECTION VII. FLOOR LOAD, HEAVY MACHINERY. Tenant shall not place a load upon
    ------------ ---------------------------
any floor of the premises exceeding the floor load per square foot area which floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the position of all file cabinets, business machinery and mechanical equipment (including safes) which Tenant may place in the premises. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to prevent transmission of noise and vibration to any other part of the Building in which the premises are located. Any moving of any machinery and/or equipment into, out of, or within the premises shall be done only with the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and shall be at the sole risk and hazard of Tenant and Tenant will indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. In the event riggers shall be required to accomplish such moving, only persons holding a Master Rigger's License shall perform the work. Tenant shall not in any way break, cut into, or damage the exterior perimeter walls or insulating panels of the Building in installing, ventilating or exhausting its equipment or in any other manner.

    SECTION VIII. SERVICES. Subject to the provisions of Section XI hereof,
    ------------- --------
Landlord shall provide at its own expense:

    (a) Electricity for normal lighting of the outside of the Building and parking lot areas.

    (b) Electric service to one distribution point serving only the premises.

    (c) Gas service to roof mounted heating and air conditioning units serving only the premises.

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    SECTION IX. UTILITIES.  Tenant shall pay for all utilities, which may
    ----------- ---------
include, gas and electricity, and telephone services furnished to the premises by Landlord or any other supplier, and to the heating, ventilating and air conditioning units serving the premises. Electricity and gas shall be separately metered to Tenant and shall be billed directly to Tenant by the appropriate public utility company. The listing of any utility service in the previous sentence shall not constitute a representation that such utility service is available to the premises.

    SECTION X. RENTABLE AREA. The "Net Rentable Area" shall be the area stated
    ---------- -------------
in Exhibit A and Section I of this Lease. The net rentable is determined in accordance with measurement standards set forth in this Section X. The net rentable area is determined by measuring from the glass line of the Building to the middle of walls demising the premises from another premises and to the outside of corridor walls.

    SECTION XI. ADDITIONAL RENT. In addition to the rent set forth in Section IV
    ----------- ---------------
of this Lease and as part of the rent due pursuant to the terms of this Lease, Tenant shall pay Landlord as Additional Rent its proportionate share of the Taxes and the Operating Costs as set forth in this Section XI. As used in this
Section XI the following words and terms shall have the following meaning:

    (a) "Taxes" shall mean the real estate taxes and assessments imposed upon Landlord with respect to Map 122, Plot 9, Parcel 243, commonly known as 25 Industrial Avenue, Chelmsford, Massachusetts, as such parcel is defined in the records of the Assessor's Office of Chelmsford on January 1, 1995 including all structures located thereon, and any and all other taxes, levies, betterments, assessments and charges arising from the ownership and/or operation of said Parcel 243 and all the structures located thereon which are or shall be imposed by a National, State or Municipal or other authorities which are or may become a lien upon Landlord and/or said Parcel 243, but excluding any fee or penalty levied on Landlord for late payment thereof. If, or to the extent that, due to a future change in the method of taxation any franchise, income, profit or other tax shall be levied against Landlord in substitution or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, income, profit or other tax shall be deemed to constitute "Taxes" for the purposes hereof, otherwise "Taxes" shall in no event include franchise, income, profit, gift, inheritance, succession or transfer taxes. It is recognized and agreed by Landlord and Tenant that it is their intention by this paragraph to include in "Taxes" that which in tax year 1996 was commonly known in Chelmsford as "real estate taxes", including that portion covered by the school tax rate, and any type of tax or assessment which may, throughout the term hereof be substituted, in whole or in part therefore. If, in any tax year after the tax year 1996, the Town of Chelmsford or any of its departments, shall require Landlord to pay for any service which during the fiscal tax year 1996 was provided by said Town of Chelmsford or any of its departments without requiring payment by Landlord,

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then all such payments due on account of services rendered during any tax year after the tax year 1996 shall, for purposes of this Section XI(a) be considered and treated as real estate taxes for the tax year for which such payments are due. Without in any way limiting the generality of the preceding sentence some of the services for which the Town of Chelmsford or any of its departments might require payment are: police protection, fire protection, public schools, library services, park services, building inspections. Water and sewer use charges are covered elsewhere in this Lease and the same shall not enter into the calculations made under this Section XI(a).

    (b) "Tenant's Proportionate Share" for taxes shall be eight and 10/100 percent (8.1%).

    (c) "Tax Year" shall mean the twelve month period commencing July 1, 1996, and each twelve month period commencing on an anniversary of said date during the term of the lease.

    (d) Tenant's Payment of Tenant's Proportionate Share of Taxes. Tenant shall make monthly payments of Additional Rent to Landlord to cover Tenant's Proportionate Share of Taxes that are expected to be incurred during the current calendar year and each subsequent calendar year thereafter falling entirely or partly within the term of this Lease. The amount of such monthly payments shall be determined as follows: On the Commencement Date and at the beginning of each calendar year thereafter Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimates (based on costs of which Landlord is aware and other reasonable assumptions of Landlord) of the amount of Taxes that are expected to be incurred during such calendar year, and the computation of Tenant's Proportionate Share of such anticipated Taxes. Tenant shall pay to Landlord on the first day of each calendar month following receipt of such statement an appropriate amount to amortize on a monthly basis Tenant's Proportionate Share of anticipated Taxes. Tenant's payment of its Proportionate Share of Taxes, shall be made without deduction, setoff or demand in accordance with the provisions of Section IV of this Lease. If at any time during the term of this Lease, Landlord, in Landlord's reasonable judgment determines it appropriate to revise the estimates of Taxes which have been submitted, then Landlord may submit such revised estimates to Tenant, and then commencing with the next monthly payment to be made by Tenant, appropriate adjustment shall be made to the amount being paid by Tenant on account of Tenant's Proportionate Share of anticipated Taxes. Within one hundred twenty (120) days after the expiration of each fiscal year during the Lease Term, Landlord shall submit to Tenant a statement certified by Landlord's comptroller certifying (i) Tenant's Proportionate Share of the actual Taxes incurred during the preceding fiscal year, (ii) the aggregate amount of the estimated payments, if any, made by Tenant on account thereof, and (iii) any credit to which Tenant is entitled. Tenant shall deduct any overpayment from its next estimated payment or payments for Taxes. If Tenant's actual liability for such Taxes exceeds the estimated payments, if any, made by Tenant on account thereof, then

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Tenant shall pay to Landlord within ten (10) days after notice thereof the total amount of such deficiency as Additional Rent.

    Appropriate credit against Taxes shall be given for any refund obtained by reason of a reduction in any Taxes by the Courts or other governmental agency responsible therefor. The original computation as well as reimbursement or payments of additional charges, if any, or allowances, if any under the provisions of this Section XI shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authority. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund shall be charged against the tax refund before the adjustments are made for the Tax Year. In no event shall Tenant be entitled to receive a credit against Taxes for any fiscal Tax Year in an amount greater than Tenant's share of the Taxes for such fiscal Tax Year.

    (e) "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by the Landlord, whether directly or by allocation, in the operation, management, repair, cleaning and maintenance of the Building, premises, Property, related equipment and facilities and appurtenant parking and landscaped areas, heating and cooling equipment (except to the extent the same are separately borne by tenants), including but not limited to the following:

          1. All costs for fire, extended coverage, casualty, liability, workmen's compensation, rental interruption insurance, and all other bonds and insurance as may be required by the holder or guarantor of the mortgage upon the Building in which the premises are located, or otherwise reasonably required.

          2.  Water and sewer charges.

          3.  Landscaping and snow removal.

          4.  Intentionally Deleted.

          5. Electricity and gas charges except to the extent that the same are separately metered or apportioned to tenants, including without limitation, the cost of electric current for the operation of public lights inside and outside the Building, and the parking area.

          6.  Security service equipment and contracts, if any.

          7.  Exterminating services and contracts.

          8. Wages including all fringe benefits, federal and state payroll, unemployment and old age taxes paid by Landlord on account of all employees who are employed in, about or on account of the land, Building or other improvements of which the premises are a part; it being understood and agreed that there shall be an equitable allocation of the wages of any employees who are not exclusively devoted to the Property. Employees shall include administrative and overhead personnel, but in no event shall wages include amounts paid to employees above the level of asset manager.

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          9.  The cost of labor and materials used in cleaning the Building, surrounding areaways and windows in the Building, the Property, and the parking area.
          10.  Supplies.

          11. All costs for permits and fees, except those associated with work undertaken solely for an individual tenant.

          12. The cost of any capital improvements made to the Building after the commencement of the term of this Lease, and either (i) intended to reduce other Operating Costs or (ii) to comply with law not in effect as of the Commencement Date, such cost thereof to be amortized over such improvement's or addition's useful life together with interest on the unamortized balance at the rate which is 2% above the prime rate from time to, time charged by BankBoston, or its successor, or such higher rate as may be paid by Landlord for funds borrowed to construct such said capital improvements or additions, it being agreed that in each lease year there shall be included in Operating Costs only such years allocable share of the amortization and interest described in this
Section XI(e)12.

          13. All management fees paid for the Manager of the Building, and all asset management fees. So long as Landlord is New Boston Mill Road Limited Partnership, management fees shall be three and one-half percent (3 1/2%) of gross rents and asset management fees shall be one and one-half percent (1 1/2%) of gross rents. Successors in interest to New Boston Mill Road Limited Partnership shall include in Operating Costs no portion of management fees and asset management fees in excess of such fees for comparable properties in the same geographical area.
Notwithstanding anything contained herein to the contrary, in no event shall Operating Costs include any of the following:

        (i) interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt, and depreciation;
        (ii) costs of correcting any construction defects in the Building;

        (iii) costs incurred in connection with the leasing of any space in the Building, including legal fees, space planners' fees, brokerage commissions and advertising expenses;

        (iv) costs for which Landlord is reimbursed by any third party;

        (v) any bad debt loss, rent loss, or reserves for bad debts or rent loss;
        (vi) fines, penalties and interest;

        (vii) Landlord's political or charitable contributions;

        (viii) attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with Building tenants, other Building occupants, or prospective tenants or occupants;

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        (ix)   leasehold improvement costs incurred by Landlord for tenants or other occupants of the Building;

        (x) advertising and promotional expenses incurred in connection with efforts to lease space in the Building;

        (xi) expenses directly resulting from the negligence of Landlord, its agents, servants or employees;

        (xii) expenses directly attributable to the operation of the business of the partnership or corporation which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership or corporation accounting and legal matters unrelated to the operation of the Building;

        (xiii) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building;

        (xiv) costs of defending against or asserting any claims, disputes, potential disputes, arbitration, or litigation with any tenants in the Building;

        (xv) costs of compliance with applicable laws arising from the presence of hazardous materials or substances in or about the Building or Property, unless caused by Tenant, its agents, servants or employees; and

        (xvi)  costs arising from latent defects in the Building.

    (f) "Tenant's Proportionate Share for Operating Costs" shall be eight and 10/100 percent (8.1%). In the event that the Building is enlarged or diminished so as to increase or decrease the net rentable area of the Building, Tenant's Proportionate Share for Operating Costs shall be adjusted to reflect accurately the portion of the net rentable area leased by Tenant.

     (g) Tenant's Payment of Tenant's Proportionate Share of Operating Costs. Tenant shall make monthly payments of Additional Rent to Landlord to cover Tenant's Proportionate Share of Operating Costs that are expected to be incurred during the current calendar year and each subsequent calendar year thereafter falling entirely or partly within the term of this Lease. The amount of such monthly payments shall be determined as follows: on the Term Commencement Date and at the beginning of each calendar year thereafter, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimates (based on costs of which Landlord is aware and other reasonable assumptions of Landlord) of the amount of Operating Costs that are expected to be incurred during such calendar year, and the computation of Tenant's Proportionate Share of such anticipated Operating Costs. Tenant shall pay to Landlord on the first day of each month following receipt of such statement an appropriate amount to amortize on a monthly basis Tenant's Proportionate Share of the anticipated Operating Costs, Tenant's payment of its Proportionate Share of Operating Costs shall be made without deduction, set off, or demand in accordance with the provisions of
Section IV of this

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Lease. If at any time during the term of this Lease Landlord in Landlord's reasonable judgment determines it appropriate to revise the estimates of Operating Costs which have been submitted, then Landlord may submit such revised estimates to Tenant, and then commencing with the next monthly payment to be made by Tenant, appropriate adjustment shall be made to the amount being paid by Tenant on account of Tenant's Proportionate Share of anticipated Operating Costs. Within one hundred twenty (120) days after the expiration of each calendar year during the term of this Lease, Landlord shall submit to Tenant a statement certified by Landlord's comptroller certifying (i) Tenant's Proportionate Share of the actual Operating Costs incurred during the preceding calendar year, (ii) the aggregate amount of the estimated payments, if any, made by Tenant on account thereof, and (iii) any credit to which Tenant is entitled. Tenant shall deduct the overpayment from its next estimated payment or payments for Operating Costs for the then current year. If Tenant's actual liability for such Operating Costs exceeds the estimated payments, if any, made by Tenant on account thereof, then Tenant shall pay to Landlord within ten (10) days after notice thereof the total amount of such deficiency as Additional Rent due under this Lease.

     PARTIAL YEARS: CHANGE OF TAX YEAR: If the Commencement Date or the Termination Date occurs in the middle of a calendar year or Tax Year, Tenant shall be liable for only that portion of the Operating Costs or Taxes as the case may be, in respect of such calendar year or Tax Year represented by a fraction, the numerator of which is the number of days of the herein term which falls within the calendar year or Tax Year, and the denominator of which is three hundred sixty-five (365).

     EFFECT OF TAKING: In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Section XVII, and in the event the taking includes a portion of the premises or the Building, Tenant's Proportionate Share for taxes shall be adjusted pro-rata to reflect the proportion of the premises and/or Building remaining after such taking.

     SURVIVAL OF OBLIGATIONS: Any obligation under this Section XI of Tenant or Landlord which shall not have been paid at the expiration of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

     SECTION XII. REMOVAL OF GOODS AND TENANT'S REPAIRS. At the expiration of
     ------------ -------------------------------------
the term, Tenant will remove its goods and effects (except as elsewhere provided herein) and will peaceably yield up to the Landlord the premises in as good order and condition as when delivered to it, excepting ordinary wear and tear (which shall not be deemed to include holes in walls or floors or special wiring caused by installation of Tenant's fixtures or equipment), repairs required to be made by Landlord and damage by fire or casualty.

     The Tenant shall be responsible for all damages or injury to the premises, fixtures, appurtenances and equipment of Landlord, and to the Building and the Property, caused by Tenant's installation or removal of furniture, fixtures or equipment.

     SECTION XIII. SALES TAX.  In the event that any sales tax shall be levied
     ------------- ---------
by the Commonwealth of Massachusetts, or the Town of Chelmsford, or any other authority having jurisdiction, upon the rent and Additional Rent received by Landlord from Tenant, the exact amount of such tax shall be paid by Tenant to Landlord at the same time each installment of rent and Additional Rent is paid to the Landlord.

     SECTION XIV. IMPROVEMENTS AND ALTERATIONS.  The Tenant may place such
     ------------ ----------------------------
partitions, fixtures, (including light fixtures), personal property, machinery, motors and the like (subject to Section VII) in the premises and may make, at its own expense, such improvements and alterations as have the prior written approval of Landlord in each instance provided that all work done by Tenant in the premises shall be done in accordance with all zoning, building, fire and other codes applicable thereto; provided however, Landlord's prior written approval shall not be required in connection with the performance of Tenant of non-structural interior renovations to the premises which do not affect building systems. All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term shall be and remain part of the premises as of the end of the term unless specifically excluded elsewhere in this Lease. In the case of damage or destruction of such items during the term, Tenant shall have the right to recover its loss from any insurance company with which it has insured the same notwithstanding that any of such things might be considered part of the premises at the end of the term. Tenant shall remove all of its trade fixtures and equipment at the end of the term. Landlord may not require removal of pipes, wires and the like from the walls, ceilings or floors, provided that the Tenant properly cuts, caps and disconnects such pipes and wires and seals them off in a safe and lawful manner flush with the applicable wall, floor or ceiling and redecorates the area consistent with the remainder of the premises. Tenant shall be responsible for any damage to the Building caused by malfunction of equipment or the removal of its property as aforesaid.

     SECTION XV. INSPECTION. The Landlord and any mortgagee of the Building or
     ----------- ----------
of the Building and land, or of Landlord's interest therein, and their representatives shall after reasonable prior notice (except in the case of emergency for which no notice shall be required) have the right at all times to enter the premises to inspect the same and to make repairs or replacements therein as required by this Lease and to introduce conduits and pipes or ducts; provided, however, that the Landlord shall use reasonable effort not to unduly disturb the Tenant's use and occupancy, or to permanently diminish the useable square footage of the premises or to materially interfere with Tenant's use and occupancy thereof.

     SECTION XVI. CASUALTY. If the premises or any part thereof shall be damaged
     ------------ --------
by fire or other casualty, Landlord shall proceed with reasonable diligence, and at the expense of Landlord, to repair or cause to be repaired such damage. Landlord's responsibility to restore the premises shall be limited to Landlord's obligations as set forth on the attached Build-Out Drawings and shall be subject to all zoning and building codes then applicable; Tenant shall at Tenant's expense restore and repair the premises to the extent of Tenant's obligations as set forth in the Build-Out Drawings and shall be subject to all zoning and building codes then applicable. All repairs to and replacement of Tenant's property and property which Tenant may be required to remove as provided in Sections XII and XIV shall be made by and at the expense of Tenant. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the yearly rent and Additional Rent, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they are immediately prior to such fire or other casualty. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulations, casualties, and strikes, unavailability of labor and materials, and other causes beyond the control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. In case the Building is so damaged by such fire or other casualty that substantial alteration or reconstruction of the Building shall be required, then, whether or not the premises shall have been damaged by such fire or other casualty, this Lease and the term hereof may be terminated at the election of Landlord or Tenant by a notice in writing of its election so to terminate which shall be given to the other party within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less then thirty (30) days after the date on which such termination notice is received. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date and the yearly rent and Additional Rent shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage, the yearly rent and Additional Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been rendered unfit, shall be abated. In the event neither party having the right to so terminate this lease does so, and in the further event that Landlord fails to repair or cause to be repaired the damage caused to the premises on or before the date which is 180 days subsequent to the date of the fire or other casualty, then Tenant shall have the right to terminate this lease by written notice given to Landlord within ten (10) days following the expiration of said 180 day period, said termination to be effective not less than forty-five (45) days after the date of such notice; provided however, in the event Landlord shall thereafter substantially complete the repair of the damage caused to the premises on or before the date which is 210 days subsequent to the date of the fire or other casualty, Tenant's termination notice shall be nullified, and this lease shall remain in full force and effect as if such notice had not been sent.

     SECTION XVII. EMINENT DOMAIN CONDEMNATION.  In the event that the premises
     ------------- ---------------------------
or any part thereof, or the whole or any part of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct or indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received official notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received official notice of such taking, appropriation or condemnation.

     Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation become legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date and the yearly rent and Additional Rent shall be apportioned of such date. If neither party (having the right to do so) elects to terminate, Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation, in which event the yearly rent and Additional Rent shall be adjusted, (i) a just proportion of the yearly rent and Additional Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, (including in such abatement the adjustments in Tenant's Proportionate Share for Taxes as provided in Section XI, and a just adjustment in Tenant's Proportionate Share for Operating Costs) and
(ii) a just proportion of the
remainder of the yearly rent, and Additional Rent according to the nature and extent of the taking, appropriation or condemnation and resultant injury sustained by the premises and the means of access thereto shall be abated until the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. There is expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation. It is expressly understood and agreed that the provisions of this Section XVII shall not apply to any taking, appropriation or condemnation for governmental occupancy for a period reasonably estimated to be less than one (1) year in duration. During such period, the rent hereunder shall be abated proportionately. If the period of governmental occupancy is reasonably estimated at more than one year, Tenant may elect to terminate this Lease by notice to Landlord, in the manner aforesaid. It is agreed that Tenant reserves all rights to moving and relocation expense claims as may be available to it from the condemning authority in accordance with statutes or regulations.

     SECTION XVIII. INDEMNIFICATION.  Tenant shall save Landlord harmless, and
     -------------- ---------------
will exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm or public authority:

     (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, or neglect of Tenant, its servants, agents, employees, licensees, invitees and guests.

     (b) On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building and Property (and, in particular, without limiting the generality of the foregoing on or about the stairways, public corridors, sidewalks, concourses, arcades, approaches, areaways, roof, outside parking areas, or other appurtenances and facilities used in connection with the Building or premises) arising out of the use or occupancy of the Property, Building or premises by the Tenant or by any person claiming by, through or under Tenant, unless caused by or resulting from Landlord's negligence, and in addition to and not in limitation of either of the foregoing subdivisions (a) or
(b).

     (c) On account of or based upon (including monies due on account of) any work or things whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorney's fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

     SECTION XIX. PROPERTY OF TENANT. In addition to and not in limitation of
     ------------ ------------------
the foregoing, Tenant covenants and agrees that all of its merchandise, furniture and property of every kind, nature and description which may be in or upon the premises or Building, the Property, in the public corridors, or on the sidewalks, areaways, and approaches thereto, or outside parking areas during the term hereof, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed by any cause whatsoever, no part of said damage or loss shall be charged to or borne by Landlord, except to the extent caused by the negligence or misconduct of Landlord or Landlord's contractors, agents, servants and/or employees Tenant agrees to carry adequate insurance to protect itself against said loss or damage.

     SECTION XX. INJURY AND DAMAGE. Landlord shall not be liable for any injury
     ----------- -----------------
or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow, or leaks from any part of the Building, the Property, or parking area, or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or from dampness or by any other cause of whatever nature, whether caused by other tenants or persons in the Building, or on the Property, or in any parking area or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building.

     SECTION XXI. ASSIGNMENT, MORTGAGING, AND SUBLETTING. Tenant covenants and
     ------------ --------------------------------------
agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated herein, or be sublet or offered or advertised for subletting, without the prior written consent of Landlord in every case, which consent shall not be unreasonably withheld or delayed. Not in limitation of the foregoing, Tenant's request for Landlord's consent to subletting or assignment shall be submitted in writing, it being understood and agreed however that Tenant shall have no right to assign or sublet this lease, or any interest therein or thereunder to any individual or entity with whom Landlord is then negotiating for the rental of other vacant space in the Building. It is hereby expressly understood and agreed, however, if Tenant is a corporation, that the assignment, or transfer of this Lease, and the term and estate granted, to a subsidiary, affiliate or parent corporation of Tenant, or to any corporation into which Tenant is merged or with which Tenant is consolidated, which corporation shall have a net worth at least equal to that of Tenant immediately prior to such assignment, transfer, merger or consolidation, (such corporation being hereinafter called "Assignee"), without the prior written consent of Landlord shall not be deemed to be prohibited hereby, if, and upon the express condition that, Assignee and Tenant shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed and whereby Assignee shall expressly agree that the provisions of this Section XXI shall, notwithstanding such assignment transfer, continue to be binding upon it with respect to all future assignments and transfers.

     The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the premises or be deemed to be the written consent of Landlord mentioned in this Section XXI, it being expressly understood that such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

     If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the Assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the Assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the premises by an affiliate of Tenant shall affect the purpose for which the premises may be used stated in Section II.

     SECTION XXII. SIGNS, BLINDS AND DRAPERIES. No signs or blinds may be put on
     ------------- ---------------------------
or in any window by Tenant. Tenant may hang its own draperies, provided that they shall not in any way interfere with the Building standard blinds or be visible from the exterior of the Building and that such draperies are so hung and installed that when drawn, the Building standard blinds are automatically also drawn. Any signs or letters in the public corridors or on the doors must be submitted to Landlord for written approval before installation, which installation shall be at the sole expense of Tenant. Tenant's company name shall be listed on the common area directories. Provided that Tenant obtains and maintains and all governmental approvals and permits therefor, Tenant shall be permitted at its sole cost and expense to place its company name on the entry door to the premises, which signage shall be subject to the prior review and approval of Landlord, and must be consistent with the size, color, material and method of installation of other tenant signage.

     SECTION XXIII. INSURANCE. Tenant will not do or omit to do to keep anything
     -------------- ---------
in, upon or about the premises which may prevent the obtaining of any fire, liability or other insurance upon or written in connection with the premises or the Building, the Property or any parking area or which may make any such insurance void or voidable, or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to the office buildings unless the Tenant pays such extra or increased premiums.

     SECTION XXIV. INFLAMMABLES, ODORS. Tenant shall not bring or permit to be
     ------------- -------------------
brought, or keep, in or on the premises or elsewhere in the Building or Property, any inflammable, combustible or explosive fluids, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the premises.

     SECTION XXV. DEFAULT. If the Tenant shall default in the performance of any
     ------------ -------
of its obligations and if such default shall continue for ten (10) days after written notice thereof by the Landlord to the Tenant, hereinafter referred to as grace period, except that if the Tenant cannot reasonably cure any such default within said ten (10) day period, this period may be extended for a reasonable time, provided that the Tenant commences to cure such default within ten (10) day period and proceeds diligently thereafter to effect such cure, and further provided that Tenant shall be entitled to only one ten (10) day grace period in any twelve month period, or if the Tenant shall be adjudicated bankrupt or insolvent according to law, or shall make an assignment for the benefit of creditors, then Landlord may lawfully enter the premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the premises and repossess the same as of the former estate of the Landlord and expel the Tenant and those claiming under the Tenant without being deemed guilty of any manner of trespass and without prejudice to any other remedies which the Landlord may have for arrears of rent or preceding breach of covenant, and upon entry or mailing as aforesaid, this Lease shall terminate and the Tenant covenants that in case of such termination, it will indemnity the Landlord against all loss of rent, reletting expenses, and brokerage, which the Landlord may incur by reason of such termination during the residue of the term. In order to compute such damages, the Landlord may elect to receive as damages upon termination under this Section XXV either (i) the amount by which, at the termination of this Lease, the aggregate of the rent and Additional Rent (projected on the basis of experience under the lease) projected over the period from such termination until the normal expiration date of the term exceeds the aggregate projected rental value of the premises for such period, or (ii) amounts equal to the rent and Additional Rent which would have been payable had the lease not so terminated, payable upon the due dates as specified herein (subject to offset for net rents actually received from reletting after subtraction of the expenses or reletting).

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

     Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     SECTION XXVI. SUBORDINATION. Except as expressly set forth below, this
     ------------- -------------
lease is subject and subordinate in all respects to all mortgages which may now or hereafter be placed on or affect the real property of which the premises are a part, or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section XXVI shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and their respective successors in interest may request. Notwithstanding the generality of the foregoing provisions of this
Section XXVI, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such mortgages or other instruments of security to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such mortgages or other instruments of security, or sale of the Building pursuant to any such mortgages or other instruments of security (which agreement shall survive any such foreclosure sale), to attorn to such mortgagee or such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease, provided that Tenant's possession shall not be disturbed except under the terms of this Lease, and further agrees to execute any and all documents as such mortgagee may require to confirm such attornment. Notwithstanding anything contained herein to the contrary, Landlord shall obtain and provide to Tenant within thirty (30) days of the final execution and delivery of this lease a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") in commercially reasonable form from Landlord's mortgagee subsequent to the final execution and delivery of this Lease, and shall obtain and provide to Tenant a SNDA in commercially reasonable form from all future mortgagees. It is understood and agreed by Landlord that Tenant's subordination of its leasehold interest hereunder to the interest of any future mortgagees shall be conditioned upon the execution and delivery of a SNDA in commercially reasonable form, which SNDA Tenant shall execute and deliver within ten (10) days of request by Landlord.

    SECTION XXVII. NOTICES. From time to time, Tenant on at least ten (10) days
    -------------- -------
prior written request by Landlord, will deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid and stating whether or not the Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge.

    Any notice or demand by Tenant to Landlord shall be served in hand or by Sheriff, Constable or certified mail, postage prepaid, or recognized overnight courier, addressed to Landlord as set forth below, until otherwise directed in writing by the Landlord, and any notice or demand by Landlord to Tenant shall be served in hand or by Sheriff, Constable or certified mail, postage prepaid, or recognized overnight courier, to the Tenant as set forth below.

    To Landlord:              New Boston Mill Road Limited Partnership
                              One Longfellow Place, Suite 3612
                              Boston, Massachusetts 02114

          with a copy to:     Rappaport, Aserkoff & Rappaport
                              One Longfellow Place, Suite 3611
                              Boston, Massachusetts 02114
                              Attn: Edward Gelles, Esq.

    To Tenant:                MMC Networks, Inc.
                              25 Industrial Drive
                              Chelmsford, Massachusetts 01824

          with a copies to:   MMC Networks, Inc.
                              1134 E. Arques Avenue
                              Sunnyvale, California 94086

                              Andrew Pearlstein, Esq.
                              Goldstein & Manello, P.C.
                              265 Franklin Street
                              Boston, Massachusetts 02110

    It is agreed that certified mail shall be conclusively deemed received one day after it is mailed, postage prepaid, and that an item sent by recognized overnight courier shall be conclusively deemed received the day it is scheduled to be delivered.

    SECTION XXVIII. RULES AND REGULATIONS. Tenant will faithfully observe and
    --------------- ---------------------
comply with the Rules and Regulations annexed hereto and such other further Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the judgment of Landlord shall be necessary for the reputation, operation, safety, care or appearance of the Building, the Property, the outside parking areas, or the preservation of good order in the said Building, the Property, parking area, or the operation of maintenance of the Building, or the equipment thereof, or the Property, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further, that nothing contained in this Lease shall be construed to impose upon Landlord any duty of obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, or any other tenant's servants, employees, agents, visitors, invitees or licensees.

    SECTION XXIX. QUIET ENJOYMENT.  The Tenant, on paying the said rent and
    ------------- ---------------
performing the covenants of this Lease on its part to be performed shall and may peaceably and quietly have, hold and enjoy the premises for the term aforesaid and any extension thereof.

    SECTION XXX. BINDING AGREEMENT.  This lease shall bind and enure to the
    ------------ ------------------
benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This lease contains the entire agreement of the parties and may not be modified except by instrument in writing signed by the parties hereto.

    SECTION XXXI. PARTNERSHIP. During such time as the Landlord shall be a
    ------------- ------------
limited partnership, Tenant agrees that it shall not hold any partner of Landlord personally responsible for any of the covenants of Landlord under this Lease, and in the event it has a claim against Landlord, Tenant shall look only to Landlord's interest in the Building for recovery of any judgment from Landlord; it being specifically agreed that neither the Landlord nor anyone claiming by, through or under Landlord shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

    SECTION XXXII. SEISIN. In the event of a sale or other disposition of the
    -------------- ------
Building and/or land underlying it by Landlord, Landlord shall be entirely free and relieved from the performance and observance thereafter of all covenants and obligations of Landlord hereunder, it being understood and agreed in that the successor to Landlord's ownership shall thereupon and thereafter assume and perform and observe, any and all of such covenants and obligations of Landlord.

    SECTION XXXIII. INSURANCE.  Tenant shall maintain in full force and effect
    --------------- ---------
the following insurance written by one or more responsible companies licensed to do business in Massachusetts in form and content reasonably satisfactory to Landlord, including, except as to (2) of this Section XXXIII, at the request of Landlord, Landlord as an additional insured as its interest may appear under the lease, and Tenant shall keep deposited with the Landlord copies of all policies of insurance, or certificates thereof, with endorsements on such policies or certificates to the effect that such insurance shall not be canceled by the insurer without at least fifteen (15) days prior notice to Landlord.

    (1) Comprehensive general liability insurance on an occurrence basis in an amount not less than One Million Dollars ($1,000,000) combined single limit for property damage and for any personal injury, including death, to one or more than one person arising out of any one incident.

    (2) Worker's compensation insurance covering all employees, and, if Tenant shall contract with any independent contractor for the furnishing of labor, materials or services to Tenant, Tenant shall require such independent contractor to maintain workmen's compensation insurance covering all its employees and all the employees of any subcontractor.

    (3) Personal Property - Landlord shall not be liable to Tenant for and Tenant shall carry his own insurance to protect against:

        (i) Damage to or loss of property entrusted to employees of the Landlord.

        (ii) Loss of property through thefts regardless of where the theft takes place.

        (iii)  Damage to property regardless of where the damage takes place.

        (iv) Damage to or loss of property caused by other tenants or occupants of the building or caused by visitors to or in the building.

    It is specifically understood that Landlord's insurance does not cover any personal property of Tenant and Tenant shall not make any claim for loss of or damage to such property against Landlord or Landlord's insurance carrier and shall not permit its insurance carrier to make any claim for loss or damage to such property against Landlord or Landlord's insurance carrier.

    SECTION XXXIV. SUBROGATION, INSURANCE PREMIUMS.
    -------------- -------------------------------

    (a) The Landlord discharges and releases the Tenant to the extent of the Landlord's fire or casualty insurance coverage, but only with respect to loss and damage occurring during such times as the Landlord's policies of fire and casualty insurance shall contain an operative clause or endorsement providing that such discharge or release shall not affect the policy or the right of the Landlord to recover thereunder, even if such fire or other casualty may have been brought about by the fault or neglect of Tenant, its agents or employees, for or on account of any and all claims and liabilities arising out of any loss or damage during the term hereof, or any extension or renewal thereof, to any property of the Landlord caused by (1) fire and such risks as are customarily comprehended by the term "extended coverage" in endorsements to fire insurance policies, and (2) such other risks as are covered by insurance which the Landlord may desire to procure.

    (b) Tenant discharges and releases the Landlord, to the extent of Tenant's fire and casualty insurance coverage, but only with respect to loss and damage occurring during such times as Tenant's policies of fire and casualty insurance shall contain an operative clause or endorsements providing that such discharge or release shall not affect the policy or the right of the Tenant to recover thereunder, even if such fire or other casualty may have been brought out by the fault or neglect of the Landlord, its agents or employees, for or on account of any and all claims and liabilities arising out of any loss or damage during the term hereof, and any extension or renewal thereof, to any property of Tenant caused by (1) fire or such other risks as are customarily comprehended by the term "extended coverage" in endorsements to fire insurance policies, and (2) such other risks as are covered by insurance which Tenant may desire or be obligated to procure.

    (c) In consideration of the foregoing, each of the parties hereto agrees with the other party that (1) such insurance policies or any extension or renewal thereof shall, if the insurance carrier permits, include a clause or endorsement which provides in substance that the insurance company waives any right of subrogation which it might otherwise have against the Landlord or Tenant, as the case may be, and (2) upon demand of the other party hereto, will reimburse the other party for any extra premium costs, if any, incurred by the latter in obtaining such clause or endorsement, or at its option, in lieu thereof, shall relieve such other party of the discharge or release described above.

    Upon demand, in writing, by either party hereto, the other party agrees to furnish to it a statement of the amount and type of insurance coverage and the names of the insurance companies and to request its insurance companies to give notice to such other party of any cancellation or discontinuance of any part of such coverage.

    SECTION XXXV. SHORING. If an excavation shall be made upon land adjacent to
    ------------- -------
the premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

    SECTION XXXVI. REZONING. Tenant agrees that he will not oppose any
    -------------- --------
application for rezoning or variance instituted by Landlord, his successors or assigns.

    SECTION XXXVII. SEPARABILITY. If any provisions or any part of any provision
    --------------- ------------
of this Lease or if the application of any provisions of any part of this Lease to any person, entity, or circumstance shall be held invalid by a court of competent jurisdiction, such invalidity shall have no effect on any other provision or any part of any provision of this Lease or its application to any other person, entity, or circumstance.

    SECTION XXXVIII. WAIVER OF TRIAL BY JURY. Landlord and Tenant agree that
    ---------------- -----------------------
they shall, and hereby do, waiver trial by jury in any action arising out of Tenant's use and occupancy of the premises.

    SECTION XXXIX. NO WAIVER.  No act or thing done by Landlord or Landlord's
    -------------- ---------
agents during the term of this Lease shall constitute an eviction by Landlord, nor shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of this Lease, or any of the rules and regulations set forth in this Lease or hereafter adopted by Landlord, shall not constitute a waiver in any respect nor prevent a subsequent act, which originally constituted a violation from having all force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account, nor shall any endorsement or statement on any check, nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or such rent or pursue any other remedy in this Lease provided.

    SECTION XL. HOLDING OVER. In the event Tenant or any party claiming by,
    ----------- ------------
through or under Tenant shall hold over the premises or any part thereof after the termination of this Lease, such holding over shall constitute and be construed as a tenancy at sufferance only, provided that all the terms of this Lease shall apply except that the rent set forth in Section IV shall be calculated at a daily rate equal to one hundred fifty percent (150%) of the rent reserved in said Section IV. Nothing contained in this Section XL shall be construed as Landlord's consent to Tenant holding over.

    SECTION XLI. INTENTIONALLY DELETED.
    ------------ ---------------------

    SECTION XLII. CAPTIONS, PLURAL, GENDER. The captions are inserted only as a
    ------------- ------------------------
matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions hereof. Whenever a masculine or singular pronoun is used in this Lease, it shall include the feminine and plural thereof whenever the context so permits or requires.

    SECTION XLIII. BROKERAGE.  Tenant covenants that it has dealt with no broker
    -------------- ---------
other than the broker specified at the end of this Section XLIII, as Tenant's Broker and as Landlord's Broker, in locating the premises by this Lease and in negotiating this Lease and Tenant further covenants and agrees that it shall hold Landlord harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this Section XLIII, as Tenant's Broker and as Landlord's Broker, who claims that he showed or referred the Tenant to the Landlord or to the premises for any transaction involving or resulting in this Lease or premises hereby.

    Tenant's Broker:

    Landlord covenants that it has dealt with no broker other than the broker specified at the end of this Section XLIII, as Tenant's Broker and as Landlord's Broker, in locating the premises by this Lease and in negotiating this Lease and Landlord further covenants and agrees that it shall hold Tenant harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this Section XLIII, as Tenant's Broker and as Landlord's Broker, who claims that he showed or referred the Landlord to the Tenant or to the premises for any transaction involving or resulting in this Lease or premises hereby.



    Landlord's Broker:             Spaulding & Slye
                                   125 High Street
                                   Boston, Massachusetts 02110

    SECTION XLIV. HAZARDOUS WASTE.
    ------------- ---------------

    (a) For the purpose of this Section XLIV - "Hazardous Substance" shall mean any waste, substance or other material which may be dangerous to health or environment, including, without limitation, all "hazardous wastes", Hazardous materials", Hazardous substance", "toxic substance", "oil", "infectious medical waste" and "hazardous medical waste" as defined in any federal, state, or local law, regulation or ordinance, or otherwise.

    (b) Tenant shall not dump, flush or in any way introduce any Hazardous Substances, which are regulated under the Resource Conservation and Recovery Act of 1976, as amended, (42 U.S.C. Section 6901, et. seq. "RCRA") the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (42 U.S.C. 9601 et. seq. "CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat 1613, et seq., and/or any other
                                                    --------
applicable Municipal, federal, state law, into the sewerage, drainage or other waste disposal system serving the premises, the building of which the same form a part or the land on which it stands (the "Property").

    (c) Tenant shall not generate, use, store or dispose of Hazardous Substances regulated under RCRA, CERCLA, SARA and/or any other applicable Municipal, federal or state environmental law, in or on the premises, the building of which the same form a part or the Property, nor transport Hazardous Substances from the premises, the Building of which the same form a part or the Property except in compliance with RCRA, CERCLA, SARA, and any other applicable Municipal, federal or state environmental law.

    (d) Tenant shall promptly notify Landlord in writing of any incident in the premises or the building of which the same form a part or the Property which might require the filing of a notice under any statute described in Section XLIV(b) of this Lease.

    (e) Tenant shall indemnify and hold Landlord harmless from any and all costs, liabilities, demands, claims, civil or criminal actions, or causes of action, civil or criminal penalties, fines, losses, lien's, assessments, damages, liabilities, costs, disbursements, expenses or fees of any kind or any nature (including without limitation all clean-up costs and attorney's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising out of or on account of Tenant's failure to comply with the provisions of Section XLIV of this Lease, where due to any action or non-action of Tenant.

    SECTION XLV. SECURITY DEPOSIT.  Subject to the terms hereof, Landlord shall
    ------------ ----------------
hold and retain a security deposit in the amount of Twelve Thousand Dollars ($12,000) throughout the term hereof as security for the faithful performance by Tenant of each and every term, condition, covenant and provision of this Lease. Landlord may apply all or any portion of the security deposit to repair damage to the leased premises or to the restoration thereof or to any rent, including Tenant's proportionate share of Taxes and Operating Costs which may be due from Tenant to Landlord. In the event that Landlord shall so apply all or any portion of the said security deposit, Tenant shall immediately upon notice, restore the same to its full amount. All or any portion of the security deposit remaining at the expiration or other termination of this Lease which has not been so applied shall be returned to Tenant.

    If but only if Tenant shall not have been in default of any of the terms and conditions of this Lease beyond applicable notice and cure periods, Three Thousand Dollars ($3,000) of the security deposit shall be applied to Tenant's rental obligations for the thirteenth (13th) calendar month of the term hereof; if but only if Tenant shall not have been in default of any of the terms and conditions of this Lease beyond applicable notice and cure periods, Three Thousand Dollars ($3,000) of the security deposit shall be applied to Tenant's rental obligations for the twenty-fifth (25th) calendar month of the term hereof.

    SECTION XLVI.  MULTIPLE COUNTERPARTS.  This lease may be executed
    -------------  ---------------------
simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year first above written.

                         Landlord:
                         NEW BOSTON MILL ROAD
                         LIMITED PARTNERSHIP


                         By:  New Boston Fund, Inc.,
                              Its General Partner


                         By   /s/ J.Rappaport
                            ------------------------------
                              Its

                         Tenant
                         MMC NETWORKS, INC.


                         By   /s/ Amos Willnai
                            ------------------------------
                              Its Chairman

                                   EXHIBIT A

                             25 INDUSTRIAL AVENUE
                                CHELMSFORD, MA

                                  FLOOR PLAN

                                  EXHIBIT "B"
                        Plans and Specs to be inserted

                             RULES AND REGULATIONS

    The following Rules and Regulations constitute a part of the Lease and of Tenant's obligations thereunder in respect of Tenant's use and occupancy of the Premises in the Building.

                               I. BUILDING HOURS

    1.1.  Intentionally Deleted.

    1.2.  Intentionally Deleted.

    1.3.  Intentionally Deleted.

    1.4. You are advised, for the protection and safety of your personnel, to lock front doors at the end of each working day. Front doors also should be locked whenever your receptionist leaves the area.

    1.5. If you have night-line telephone service, please submit a list of numbers and personnel to the Building Management Office. This will enable the Landlord to contact your office after 6:00 p.m. on the occasions when visitors call after normal working hours.

    1.6. If you wish to remove fixtures or materials from your premises after 6:00 p.m. or to have work performed after 6:00 p.m., by someone who does not have a Building pass, the Building Management Office must be notified in advance in writing.

                          II.  DELIVERIES AND PARKING

    2.1.  Intentionally Deleted.

    2.2. All larger deliveries must be made from the designated Building loading dock area. Large deliveries can be expedited by notifying the Building Management Office 24 hours in advance. The receiving area can accommodate certain types and sizes of vehicles. All hand trucks used for deliveries must be equipped with rubber bumpers and tires.

    2.3. The loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. You should advise your vendors and suppliers of this rule. Any vehicles abusing the truck dock privileges are subject to being towed at the owner's expense.

                  III.  GENERAL USE OF BUILDING AND PREMISES

    3.1. Tenants are not permitted to place or store property on the sidewalks, passageways, parking areas or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).

    3.2. No bicycles or animals may be brought into or kept in or about the Building or premises.

    3.3. Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets. Please make arrangements with the Building Management Office for disposal of any unusual trash.

                           IV.  REPAIRS AND SERVICES

    4.1. You are responsible for all general repairs and maintenance of your Premises including, but not limited to, Tenant supplied supplementary air conditioning, exterior doors, and exterior signs. All repairs, installations, or alterations to the Building or its fixtures must first be approved and scheduled by the Building Manager.

    4.2. All requests for work to be done in your Premises by any of the Building Management Staff should be directed to the Building Manager. Building employees are not permitted to perform any work outside their regular duties except upon special instructions from the Building Manager.

    4.3. All schedules for the performance of your construction and repair work must be coordinated by the Building Manager to avoid conflicts with various building construction and maintenance schedules. Tenants must inform the Building Manager, at least 72 hours before any work is to begin, of the nature of the work, where and when it is to be performed, the name of the contractor or concern doing the work, and the name of the individual who will supervise the performance of the work. You will be required to obtain from the persons doing work certificates of insurance coverage, signed lien waivers, and payment and performance bond in form and substance satisfactory to the Landlord. Work may not begin until such requirements have been satisfied.

                        V. FLOOR LOAD - HEAVY MACHINERY

    5.1 You may not place a load upon any floor in the Premises or Building exceeding the floor load which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and positions of all business machines and mechanical equipment, including safes, all of which shall be so placed as to distribute the weight. You shall place and maintain your business machines and mechanical equipment in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. You may not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable. Notwithstanding the foregoing, proper placement of all such business machines, etc. in the Premises shall be your responsibility as Tenant.

    5.2. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, you must employ only persons holding a Master Riggers's License to do such work; and all work in connection therewith must comply with applicable laws and regulations. Any such moving shall be at your own sole risk and hazard and you, as Tenant, will defend, exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

              VI.  ELECTRICAL SYSTEM: ENERGY CONSERVATION: WATER

    6.1. In order to assure that the Building's electrical standards are not exceeded and to avert possible adverse effect on the Building's electric system, you may not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than standard office equipment, such as typewriters, pencil sharpeners, adding machines, hand-held or desk top calculators, dictaphones, office computers and copies.

    6.2. Notwithstanding anything to the contrary contained in the Lease, Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or expedient in order to conserve and/or preserve energy and related services, or to be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.

    6.3. If you shall use water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure your water consumption for all water purposes. In the latter event, you shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. You agree to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from you as an additional charge.

    6.4. The windows of the Building are designed for superior insulation and to reduce glare. Building standard blinds or drapes present and elegant appearance and contribute to the effectiveness of the Building's heating and cooling systems. You should keep the blinds or drapes closed when windows are exposed to the sun's rays in summer and keep them open when the sun is bright enough to provide warmth during the winter months.

                          VII.  SIGNS AND ADVERTISING

    Except as hereinafter provided, you may not place on the exterior of the Premises (including both interior and exterior surfaces or doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to the public view outside of the Premises. Landlord shall withhold consent for signs or lettering on the entry doors to the Premises, unless such signs conform to Building standards adopted by Landlord. All signage must be in accordance with a plan or sketch of the sign to be placed on such entry doors submitted to and approved by Landlord in advance. Neither Landlord's name, nor the name of the Building or any Center, Office Park or other complex of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

                  VIII.  LIFE SAFETY AND EMERGENCY PROCEDURES

    In case of emergency situations such as power failure, water leaks or serious injury, call the Building Management Office immediately. In case of fire or smoke, pull the nearest alarm (located on your floor) and then call the Building Management Office

                          IX. SMOKE FREE ENVIRONMENT

    Smoking is not permitted in the lobby, hallways, corridors or stairs.